UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2010 (December 9, 2010)

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

By-Laws

On December 9, 2010, the Board of Directors of WellPoint, Inc. (the “Company”) adopted amendments to the Company's By-Laws to, among other things:

(a) opt out of the Indiana Control Share Acquisitions Statute, I.C. § 23-1-42, by amending sections 1.3 and 9.4 and deleting section 9.5;

(b) replace the supermajority voting requirements for shareholders to remove directors with a majority of shares outstanding voting standard, by amending section 1.13, and

(c) clarify how the Chair of the Board and the Lead Director are elected by the Directors, by adding new section 2.14.

The amendments took effect upon adoption by the Board of Directors.

The preceding is qualified in its entirety by reference to the Company’s By-Laws, as amended, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Articles of Incorporation

In addition, on December 9, 2010, the Board of Directors of the Company approved amendments to the Company's Articles of Incorporation to replace all supermajority voting requirements with a majority of shares outstanding voting standard, by amending Section 6.6 and deleting Article VIII and Section 9.15. The Company’s Articles of Incorporation currently require approval by a supermajority of shareholders for a variety of matters, including:

(a) certain business combinations,

(b) removal of directors, and

(c) amendment of provisions in the Articles of Incorporation related to

(i) restrictions on the ownership and transfer of stock,

(ii) voting rights of common stock, and

(iii) number of directors.

The amendments to the Articles of Incorporation require approval by the shareholders, which will be requested at the Company’s 2011 Annual Shareholder Meeting.

Section 9—Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is being filed herewith:

Exhibit No.	Exhibit
3.2	By-Laws of WellPoint, Inc., as amended December 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2010

WELLPOINT, INC.

By:	/s/ John Cannon
Name:	John Cannon
Title:	EVP, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
3.2	By-Laws of WellPoint, Inc., as amended December 9, 2010